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                                                                      EXHIBIT 11

                           THE NEW YORK TIMES COMPANY
                      STATEMENTS OF COMPUTATION OF PRIMARY
                     AND FULLY DILUTED NET INCOME PER SHARE
            (DOLLARS AND SHARES IN THOUSANDS, EXCEPT PER SHARE DATA)

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                                                                                 QUARTER ENDED      QUARTER ENDED
                                                                                 MARCH 30, 1997    MARCH 31, 1996
                                                                                 --------------  -------------------
PRIMARY
Average shares outstanding.....................................................        97,821            97,653
Net effect of dilutive stock options and retirement units......................         3,245               -
                                                                                 --------------     -------------
Total primary average shares outstanding.......................................       101,066            97,653
                                                                                 --------------     -------------
                                                                                 --------------     -------------
Net Income.....................................................................    $   51,839         $  32,714
  Less cumulative preference stock dividends...................................           (24)              (24)
                                                                                 --------------     -------------
    Total......................................................................    $   51,815         $  32,690
                                                                                 --------------     -------------
                                                                                 --------------     -------------
Primary earnings per share.....................................................    $     0.51         $    0.33
                                                                                 --------------     -------------
                                                                                 --------------     -------------

FULLY DILUTED
Average shares outstanding.....................................................        97,821            97,653
Net effect of dilutive stock options and retirement units......................         3,758               -
                                                                                 --------------     -------------
Total fully diluted average shares outstanding.................................       101,579            97,653
                                                                                 --------------     -------------
                                                                                 --------------     -------------
Net Income.....................................................................    $   51,839         $  32,714
  Less cumulative preference stock dividends...................................           (24)              (24)
                                                                                 --------------     -------------
    Total......................................................................    $   51,815         $  32,690
                                                                                 --------------     -------------
                                                                                 --------------     -------------
Fully diluted earnings per share...............................................    $     0.51         $    0.33
                                                                                 --------------     -------------
                                                                                 --------------     -------------
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